THIRD AMENDMENT TO THE
2020 EQUITY INCENTIVE PLAN OF
DIGITAL TURBINE, INC.
This Third Amendment (this “Third Amendment”) to the 2020 Equity Incentive Plan of Digital Turbine, Inc., as amended to date (the “Plan”), is made by Digital Turbine, Inc., a Delaware corporation (the “Company”), pursuant to the authorization of the Board of Directors of the Company (the “Board”).
WHEREAS, pursuant to Section 4.1 of the Plan, a total of 12,000,000 shares of common stock of the Company (“Shares”) have been authorized and reserved for issuance under the Plan;
WHEREAS, the Board desires to increase the number of Shares available for grant under the Plan by 8,560,000 Shares, from 12,000,000 Shares to 20,560,000 Shares, including Shares previously issued thereunder, and make certain other changes;
WHEREAS, Section 10.1 of the Plan authorizes the Board to amend the Plan from time to time, subject to certain limitations specified therein, including stockholder approval of certain amendments; and
WHEREAS, the Board intends to submit this Third Amendment to the Company’s stockholders for their approval.
NOW, THEREFORE, pursuant to the authority granted to the Board in Section 10.1 of the Plan, the Plan is hereby amended as follows:
1.This Third Amendment shall be effective as of July 11, 2024, subject to approval by the Company’s stockholders at the Company’s 2024 Annual Meeting of Stockholders and shall be void in the absence of such approval.
2.Section 4.1 of the Plan is hereby amended and restated in its entirety as following:
“4.1 Number of Shares. Subject to adjustment, as provided in Section 4.3, the total number of Shares reserved and available for grant under the Plan shall be 20,560,000 (the “Total Share Reserve”). Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise. Subject to adjustment, as provided in Section 4.3, the entirety of the Total Share Reserve may be issued pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).”
3.Section 9.4 of the Plan is hereby amended by adding the following to the end thereof:
“Subject to Section 7.7, until a Participant has satisfied all requirements with respect to the Shares granted under an Award or for exercise of an Award pursuant to its terms, the Participant shall have no rights to dividends with respect to Shares covered by such outstanding Award.”
4.Except as provided above, the Plan shall remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, the Company, by its duly authorized officer has executed this Third Amendment on this 27th day of August, 2024.

DIGITAL TURBINE, INC.

By:
Name: Barrett Garrison
Title: Chief Financial Officer